Exhibit 10.6

AMENDMENT NO. 1 TO THE WARRANT

This AMENDMENT NO. 1 to the Warrant (as defined below) (the “Amendment”), dated as of May 25, 2021 (the “Effective Date”), by and between GROM SOCIAL ENTERPRISES, INC., a Florida corporation (the “Company”), and AUCTUS FUND, LLC, a Delaware limited liability company (the “Investor”). Each of the Company and the Investor shall be referred to collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, the Company issued a common stock purchase warrant to Investor on February 9, 2021, for the purchase of up to 6,250,000 shares of the Company’s common stock (the “Warrant”); and

WHEREAS, the Parties desire to amend certain terms of the Warrant as set forth below.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties agrees with the other as follows:

1.         Section 2(b) of the Warrant shall be deleted in its entirety on the Effective Date, provided, however, that if the Company does not consummate an Uplist Offering (as defined in this Amendment) by June 30, 2021, then Section 2(b) of the Warrant shall automatically be reincorporated and added back into the Warrant. “Uplist Offering” shall mean the Company’s consummation of an offering of the Company’s common stock (or units consisting of the Company’s common stock and warrants to purchase the Company’s common stock) that will result in the immediate initial listing for trading of the Company’s common stock on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or any other national securities exchange (or any successors to any of the foregoing).

2.         This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.         The substantive laws of the applicable state, as well as terms regarding forum and jurisdiction, as originally provided in the Warrant, shall govern the construction of this Amendment and the rights and remedies of the parties hereto.

4.         Except as specifically modified hereby, all of the provisions of the Warrant, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Warrant to be duly executed as of the day and year first above written.

GROM SOCIAL ENTERPRISES, INC.

By: /s/ Darren Marks
Name: Darren Marks
Title: Chairman & CEO

AUCTUS FUND, LLC

By: /s/ Lou Posner
Name: Lou Posner
Title: Managing Director

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